QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

[Letterhead of Gallagher Callahan & Gartrell, P.A.]

                      October 13, 2004

Dartmouth Printing Company
Dartmouth Journal Services, Inc.
c/o The Sheridan Group, Inc.
11311 McCormick Road
Suite 260
Hunt Valley, MD 21031-1437

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103-2791

Re:
Dartmouth Printing Company and Dartmouth Journal Services, Inc.

Gentlemen and Ladies:

        We have acted as special counsel to Dartmouth Printing Company ("DPC") and Dartmouth Journal Services, Inc. ("DJS") and together with DPC (the "New Hampshire Guarantors") in connection with the filing by The Sheridan Group, Inc. ("Issuer") and its subsidiaries (each a "Guarantor" and collectively the "Guarantors") of a Registration Statement on Form S-4 (Registration No. 333-110441) (the "Registration Statement") originally filed on November 13, 2003 with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $105,000,000 of the Issuer's 10 1/4% Senior Notes due 2011 (the "Exchange Notes") and the Guarantors' guarantees thereof (the "Exchange Guarantees"), including the New Hampshire Guarantors' Exchange Guarantees ("New Hampshire Guarantees") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Notes and the Exchange Guarantees are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 10 1/4% Senior Notes due 2011 (the "Existing Notes") and the Guarantors' guarantees thereof pursuant to the Registration Rights Agreement, dated as of August 21, 2003, by and among Sheridan Acquisition Corp., the Guarantors named therein and Jefferies & Company, Inc., as amended, which is filed as Exhibit 4.4 to the Registration Statement (the "Registration Rights Agreement"). The Exchange Notes are to be issued pursuant to the terms of the Indenture, dated as of August 21, 2003, by and among Sheridan Acquisition Corp. and The Bank of New York, as trustee and notes collateral agent (the "Trustee"), which is filed as Exhibit 4.1 to the Registration Statement, as supplemented by the Supplemental Indenture, dated as of August 21, 2003, by and among the Guarantors named therein and the Trustee, which is filed as Exhibit 4.2 to the Registration Statement, the Second Supplemental Indenture, dated as of May 11, 2004, by and among the Issuer, Lisbon Acquisition Corp. and the Trustee, which is filed as Exhibit 4.6 to the Registration Statement, and the Third Supplemental Indenture, dated as of May 11, 2004, by and among the Issuer, the Guarantors and the Trustee, which is filed as Exhibit 4.7 to the Registration Statement (as supplemented, the "Indenture"). The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

        In rendering the opinion set forth below, we have examined the corporate actions taken by the New Hampshire Guarantors in connection with the authorization, execution, and delivery of the New Hampshire Guarantees, and have made such inquiry of officers and directors of the New Hampshire Guarantors as we have deemed necessary and appropriate. In this regard, we have reviewed and relied upon the New Hampshire Guarantor's Secretary's Certificates dated October 13, 2004 (the "New Hampshire Secretary's Certificates"). In rendering the opinions set forth below, we have assumed the genuineness of all signatures (other than of the New Hampshire Guarantors), the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such documents.

        Based upon the foregoing and the New Hampshire Secretary's Certificates, and subject to the assumptions, qualifications and disclaimers set forth herein, we are of the opinion that:

        1.    Due Organization, Good Standing.    The New Hampshire Guarantors are corporations duly incorporated, validly existing and in good standing under the laws of the State of New Hampshire and have all requisite corporate power and authority to conduct and carry on their business and to execute and deliver the New Hampshire Guarantees.

        2.    Authorization.    The New Hampshire Guarantees have been duly authorized, validly executed, and delivered by the New Hampshire Guarantors.

        The opinions expressed herein are limited to the laws of the State of New Hampshire. We express no opinion concerning the laws of any other jurisdiction. In addition, we express no opinion concerning any federal securities laws or regulations or state securities or blue sky laws.

        This opinion speaks only as of the date hereof. We assume no obligation to advise the addressee (or any third party) of any changes in the law, documentation or facts that may occur after the date of this opinion.

        The opinion expressed herein is rendered pursuant to Item 601 of Regulation S-K under the Securities Act and may not be used or relied upon for any other purpose.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ GALLAGHER, CALLAHAN & GARTRELL GALLAGHER, CALLAHAN & GARTRELL, Professional Association

QuickLinks

  Exhibit 5.2
[Letterhead of Gallagher Callahan & Gartrell, P.A.]